EXHIBIT 23(b)

                               CONSENT OF COUNSEL


Integon (Re (Barbados), Limited:

We hereby consent to the reference to our name under the captions "United States Federal Tax Considerations," "Legal Matters" and "Experts" in the Prospectus which is part of the Post Effective Amendment No. 1 to the Registration Statement of Integon Re (Barbados), Limited (the "Company"), on Form S-1 (File No. 333-34088), registering 30,000 shares of the Company's participating stock.



                                    s/LeBoeuf, Lamb, Greene & MacRae, L.L.P.



Washington, D.C.
May 8, 2002